EXHIBIT 23
Consent of Independent Registered Public Accounting Firm and Report on Schedule

Consent

We consent to the incorporation by reference in the following Registration Statements:

Registration Number	Description
333-217457	The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (Amended and Restated as of April 19, 2017) Form S-8 Registration Statement
333-218406	The Valspar Corporation Amended and Restated 2015 Omnibus Equity Plan Form S-8 Registration Statement
333-218914	The Sherwin-Williams Company Form S-4 Registration Statement
333-219654	The Sherwin-Williams Company 2005 Deferred Compensation Savings and Pension Equalization Plan, (Amended and Restated Effective as of January 1, 2016) Form S-8 Registration Statement
333-205897	The Sherwin-Williams Company Form S-3 Registration Statement
333-166365	The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (as Amended and Restated as of February 17, 2015) Form S-8 Registration Statement
333-152443	The Sherwin-Williams Company Employee Stock Purchase and Savings Plan Form S-8 Registration Statement
333-133419	The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan and The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors Form S-8 Registration Statement
333-129582
The Sherwin-Williams Company 2005 Deferred Compensation Savings and Pension Equalization Plan, The Sherwin-Williams 2005 Key Management Deferred Compensation Plan and The Sherwin-Williams Company 2005 Director Deferred Fee Plan Form S-8 Registration Statement

333-105211	The Sherwin-Williams Company Employee Stock Purchase and Savings Plan Form S-8 Registration Statement
333-66295
The Sherwin-Williams Company Deferred Compensation Savings Plan, The Sherwin-Williams Company Key Management Deferred Compensation Plan and The Sherwin-Williams Company Director Deferred Fee Plan Form S-8 Registration Statement

of our reports dated February 22, 2019, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of The Sherwin-Williams Company incorporated by reference in this Annual Report (Form 10-K) of The Sherwin-Williams Company for the year ended December 31, 2018, and the financial statement schedule of The Sherwin-Williams Company, included on the follow page, filed with the Securities and Exchange Commission.

Report on Schedule

To the Shareholders and the Board of Directors of The Sherwin-Williams Company

We have audited the consolidated financial statements of The Sherwin-Williams Company (the “Company”) as of December 31, 2018, 2017 and 2016, and for each of the years then ended, and have issued our report thereon dated February 22, 2019 incorporated by reference in this Annual Report (Form 10-K) of the Company from the 2018 Annual Report to Shareholders of the Company. Our audits of the consolidated financial statements included the financial statement schedule listed in Item 15(a) of this Annual Report (Form 10-K) (the “schedule”). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s schedule based on our audits.

In our opinion, the schedule presents fairly, in all material respects, the information set forth therein when considered in conjunction with the consolidated financial statements.

Cleveland, Ohio
February 22, 2019